                               PRICING SUPPLEMENT

                                               Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 40                                 Trade Date: 10/15/02
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 10/18/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is October 16, 2002



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UEN0              $9,638,000.00              5.00%                 10/15/17                 100%


    Interest Payment
       Frequency                                                                  Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption      (including the redemption price)
    ----------------        -----------------       ---------------------      --------------------------------
        11/15/02                   Yes                    Yes                           100% 10/15/03
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $9,488,611.00             $149,389.00               $3.50             ABN AMRO Financial
                                                                             Services, Inc.